Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements No. 333-225720 on Form S-8 and No. 333-267930 on Form S-3 of Cambridge Bancorp of our reports dated March 16, 2023 with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting as they appear in the December 31, 2022 annual report on Form 10-K of Cambridge Bancorp.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

March 16, 2023